UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 2, 2005

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)


New York
(State or other jurisdiction of incorporation)

0-2892
(Commission File Number)

13-1803974
(I.R.S. Employer Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive offices)

07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__Written communications pursuant to Rule 425 under the Securities Act
__Soliciting material pursuant to Rule 14a-12 under the Exchange Act
__Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act






Item 1.01.  Entry into a Material Definitive Agreement

On June 2, 2005, The Dewey Electronics Corporation (the "Company") agreed to extend, from June 7, 2005 until September 7, 2005, the period (the "Investigation Period") during which K. Hovnanian North Jersey Acquisitions, L.L.C. (the "Buyer") may conduct its investigation relating to the approximately 68 acres of undeveloped and unused land owned by the Company in Oakland, New Jersey that the Company has agreed to sell to the Buyer pursuant to the Agreement of Sale dated December 29, 2004 (the "Agreement of Sale") between the Company and the Buyer. The Agreement of Sale provides that, during the Investigation Period, if the Buyer is not satisfied with the results of its investigation, it may terminate the Agreement of Sale. Completion of the land sale also remains subject to the satisfaction of additional conditions, including extensive regulatory and rezoning approvals from New Jersey state and local entities.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: June 3, 2005              /s/ John H. D. Dewey
                                John H. D. Dewey
                                President and Chief Executive Officer